UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2010

Wise Metals Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-117622	52-2160047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

857 Elkridge Road, Suite 600

Linthicum, Maryland 21090

(Address of principal executive offices)

(410) 636-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement

Termination of Indenture Governing the Senior Secured 10.25% Notes

On November 16, 2010, Wise Metals Group LLC and Wise Alloys Finance Corporation (together, the “Company”) irrevocably deposited $158,988,502.61 to be held in trust with the Bank of New York Mellon, as trustee under the Indenture dated as of May 5, 2004, by and among the Company, the Guarantors party thereto and the Bank of New York Mellon, an amount sufficient to pay and discharge the entire indebtedness on the Notes and all other amounts payable under the Indenture. The funds will be used to pay the interest payment that was due on November 15, 2010 plus additional interest payable on such interest payment to holders of the Notes, who hold them of record on December 1, 2010. The payment will be made on December 10, 2010. The remaining funds will be used to pay principal of the Notes plus accrued interest from November 15, 2010 to the redemption date of December 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISE METALS GROUP LLC

By:	/S/ KENNETH STASTNY
Name:	Kenneth Stastny
Title:	Chief Financial Officer

Date: November 16, 2010